As filed with the Securities and Exchange Commission on October 25, 2023

File No. 001-41830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

WORTHINGTON STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	92-2632000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

(614) 438-3210

(Registrant’s telephone number, including area code)

Copies to:

Cathy A. Birkeland

Alexa M. Berlin

Christopher R. Drewry

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Registration Statement on Form 10 is incorporated herein by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless specifically incorporated by reference.

Item 1. Business

The information required by this Item 1 is contained in the sections of the Information Statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Description of Certain Indebtedness,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Material U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this Item 1A is contained in the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information

The information required by this Item 2 is contained in the sections of the Information Statement entitled “Information Statement Summary—Summary Historical and Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this Item 3 is contained in the sections of the Information Statement entitled “Information Statement Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this Item 4 is contained in the sections of the Information Statement entitled “Management” and “Security Ownership of Certain Beneficial Owners and Management.” Those sections are incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this Item 5 is contained in the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this Item 6 is contained in the sections of the Information Statement entitled “Management” “Executive Compensation,” “Director Compensation,” and “Worthington Steel 2023 Long-Term Incentive Plan Information.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this Item 7 is contained in the sections of the Information Statement entitled “Information Statement Summary—Separation and Distribution,” “Management,” “Certain Relationships and Related Person Transactions,” “Risk Factors—Risks Related to the Separation and Our Relationship with New Worthington” and “The Separation and Distribution.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this Item 8 is contained in the section of the Information Statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters

The information required by this Item 9 is contained in the sections of the Information Statement entitled “Information Statement Summary,” “The Separation and Distribution,” “Dividend Policy,” “Management” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this Item 10 is contained in the sections of the Information Statement entitled “Information Statement Summary—The Separation and Distribution—Our Post-Separation Relationship with New Worthington,” “The Separation and Distribution,” “Certain Relationships and Related Person Transactions” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this Item 11 is contained in the sections of the Information Statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this Item 12 is contained in the section of the Information Statement entitled “Description of Capital Stock— Anti-Takeover Effects of our amended and restated articles of incorporation, our amended and restated code of regulations and Ohio Law—Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this Item 13 is contained in the sections of the Information Statement entitled “Information Statement Summary—Summary Historical and Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections (and the financial statements and related notes referenced therein) are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

The information required by this Item 15(a) is contained in the sections of the Information Statement entitled “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections (and the financial statements and related notes referenced therein) are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1**	Form of Separation and Distribution Agreement
3.1*	Form Amended and Restated Articles of Incorporation
3.2*	Form of Amended and Restated Code of Regulations
10.1**	Form of Transition Services Agreement
10.2**	Form of Tax Matters Agreement
10.3**	Form of Employee Matters Agreement
10.4**	Form of Trademark License Agreement
10.5**	Form of WBS License Agreement
10.6*	Form of Steel Supply Agreement
10.7*	Form of Indemnification Agreement
21.1*	List of Subsidiaries
99.1**	Preliminary Information Statement of Worthington Steel, Inc.
99.2*	Form of Notice Regarding the Internet Availability of Information Statement Materials

*	To be filed by amendment.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WORTHINGTON STEEL, INC.

By:	/s/ Geoff Gilmore
Name: Geoff Gilmore
Title: Chief Executive Officer
Date: October 25, 2023